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                                                                EXHIBIT 99.1

                              ADVICE OF INSURANCE
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                         HOFFMAN INSURANCE AGENCY, INC.
                 2 Berea Commons             Berea, Ohio 44017
                                 Phone 826-0700

INSURED: Collaborative Clinical Research, Inc.
         20600 Chagrin Blvd., Cleveland, OH 44122

LOCATION OR OTHER SCHEDULE:

INSURANCE COMPANY: National Union Fire Insurance Company of Pittsburgh, PA

COVERAGE: Directors, Officers and Corporate Liability Insurance Policy Limit of Liability - $5,000,000
Retention/Deductible: $100,000/$200,000   Coinsurance (Security Claims) 0%
Continuity Dates: Cov. A and B - 5/14/93  Cov. B(i) - 5/14/96

SPECIAL CONDITIONS:

PREMIUM: $360,559

Coverage, as specified above, has been confirmed placed effective May 14, 1996
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by: National Union Fire Insurance Company of Pittsburgh, PA
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and evidence of such placement has been received by the undersigned.

LOSS PAYEE/MORTGAGEE:

ISSUANCE DATE: June 6, 1996

SIGNED: /s/ Ellen Barge
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